Contact: Richard Fish Chief Financial Officer 720-479-3538 Rich.Fish@wowinc.com

WOW! CLOSES ON ADDITIONAL EQUITY INVESTMENT &

ANNOUNCES PRELIMINARY RESULTS FOR THE QUARTER ENDED MARCH 31, 2016

ENGLEWOOD, CO — (May 2, 2016) - WOW! Internet, Cable & Phone (“WOW!”), a leading, fully-integrated provider of residential and commercial high-speed data, video and telephony services to customers in the United States, announced today that on April 29, 2016, funds managed by WOW!’s existing owners, Avista Capital Partners and Crestview Partners, made additional equity investments totaling $40.0 million in newly-issued membership units in the Company’s parent entity (the “Parent”).  Other financial terms were not disclosed.

In addition, WOW! announced today preliminary summary financial results and subscriber information for the first quarter ended March 31, 2016 (1).  For the quarter ended March 31, 2016, WOW! announced that it will report Total Revenue of $302.3 million and Adjusted EBITDA of $112.9 million.

WOW! is also pleased to be able to report significant improvement in customer and subscriber metrics during the quarter ended March 31, 2016.  For the quarter, the Company added 6,800 net new Customers and net additions of 9,700 HSD RGUs, both representing the best quarterly results in the previous two years.  Subscriber information as of March 31, 2016 is as follows:

Total Customers	784,600

HSD RGUs	722,200
Video RGUs	537,200
Telephony RGUs	286,600
Total RGUs	1,546,000

(1)         Refer to “Definitions of Non-GAAP Financial Measures and Operating Metrics” in this release for definitions and information related to Adjusted EBITDA and financial, operating and customer information.

About WOW!

WOW! is one of the nation’s leading providers of high-speed Internet, cable TV, and phone serving communities in the U.S.  Our operating philosophy is to deliver an employee and customer experience that lives up to its name.  WOW! is privately owned by Avista Capital Partners and Crestview Partners.  (www.wowway.com)

About Avista Capital Partners

Avista Capital Partners is a leading private equity firm with approximately $6 billion under management and offices in New York, Houston and London. Founded in 2005, Avista makes controlling or influential minority investments in growth-oriented healthcare, industrial and communications businesses. Through its team of seasoned investment professionals and industry experts, Avista seeks to partner with exceptional management teams to invest in and add value to well-positioned businesses. (www.avistacap.com)

About Crestview

Founded in 2004, Crestview Partners is a value-oriented private equity firm focused on the middle market. The firm is based in New York and manages funds with over $7 billion of aggregate capital commitments. The firm is led by a group of partners who have complementary experience and distinguished backgrounds in private equity, finance, operations and management. Crestview’s senior investment professionals primarily focus on sourcing and managing investments in each of the specialty areas of the firm: media, energy, financial services, healthcare and industrials. (www.crestview.com)

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.    The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to publicly update any forward-looking statement, even if new information becomes available in the future.  Actual results may differ materially from those expected because of various risks and uncertainties, many of which are beyond our control.  You should review our filings with the SEC, including the section titled “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 17, 2016.

Furthermore, we have not yet filed the Company’s Form 10-Q Quarterly Report for the quarter ended March 31, 2016 with the SEC.  When the Company ultimately files such report with the SEC, actual results and financial information related to the quarter ended March 31, 2016 could differ materially from those reflected in the forward-looking statements contained herein as a result of a variety of factors, many of which are beyond the Company’s control. The Company assumes no responsibility to update or revise any forward-looking statements as a result of new information or future developments.

Definitions of Non-GAAP Financial Measures and Operating Metrics

We have included certain non-GAAP financial measures in this press release including Adjusted EBITDA.  We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance.  We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business.  We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures.  We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors.  We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA is defined by WOW! as net income (loss) before net interest expense, income taxes, depreciation and amortization (including impairments), gains (losses) realized and unrealized on derivative instruments, management fees to related parties, the write-up or write-off/disposal of any asset, debt modification expenses, loss on extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including equity based compensation expense) and certain other income and expenses, as further defined in our credit facilities.  Adjusted EBITDA is not a presentation made in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and our use of the term Adjusted EBITDA varies from others in our industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows, or as measures of liquidity.

Adjusted EBITDA has important limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.  For example, Adjusted EBITDA:

•                  excludes certain tax payments that may represent a reduction in cash available to us;

•                  does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•                  does not reflect changes in, or cash requirements for, our working capital needs; and

•                  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

In addition, we use the following operating and customer metrics in this release:

•                                     Homes Passed — We report homes passed as the number of residential units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database excluding those we believe are covered by exclusive arrangements with other providers of competing services.

•                                     Total Customers and RGUs — Because we deliver multiple services to our customers, we report the total number of customers (“Total Customers”) as those who subscribe to at least one of our high-speed data (“HSD”), video (“Video”) or telephony (“Telephony”) services without regard to which or how many of those services they subscribe.  We report Video subscribers as the number of basic cable subscribers and do not include customers who only subscribe to HSD or Telephony services in this total.  Each of the individual Video, HSD and Telephony subscribers is referred to as a Revenue Generating Unit (“RGU”).

Subscriber information for acquired entities is preliminary and subject to adjustment until we have completed our review of such information and determined that it is presented in accordance with our policies.